            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-14 of our report dated February 14, 2006, relating to the financial statements and financial highlights of AIM V.I. Capital Appreciation Fund, AIM V.I. Demographic Trends Fund, AIM V.I. Aggressive Growth Fund, AIM V.I. Basic Balanced Fund, AIM V.I. Basic Value Fund, AIM V.I. Blue Chip Fund, AIM V.I. Capital Development Fund, AIM V.I. Core Equity Fund, AIM V.I Core Stock Fund, AIM V.I. Diversified Income Fund, AIM V.I. Dynamics Fund, AIM V.I. Financial Services Fund, AIM V.I. Global Health Care Fund, AIM V.I. Government Securities Fund, AIM V.I. Growth Fund, AIM V.I. High Yield Fund, AIM V.I. International Growth Fund, AIM V.I. Large Cap Growth Fund, AIM V.I. Leisure Fund, AIM V.I. Mid Cap Core Equity Fund, AIM V.I. Money Market Fund, AIM V.I. Premier Equity Fund, AIM V.I. Real Estate Fund, AIM V.I. Small Cap Equity Fund, AIM V.I. Small Company Growth Fund, AIM V.I. Technology Fund, and AIM V.I. Utilities Fund (twenty-seven of the portfolios constituting AIM Variable Insurance Funds), which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Information" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
August 16, 2006